UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The Company previously reported the acquisition of substantially all of the assets and certain liabilities of Roanoke Companies Group, Inc. and its wholly owned subsidiary, Chicago Adhesive Products Co., on Form 8-K filed with the Securities and Exchange Commission on March 20, 2006. This current report on Form 8-K/A is being filed to amend the initial current report on Form 8-K filed on March 20, 2006, solely for purposes of including in such report the financial statements and pro forma financial information required to be filed for the above described transactions by Item 9.01(a) and (b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited balance sheets of Roanoke Companies Group, Inc. and Subsidiary as of December 31, 2005 and 2004, and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended, together with the notes thereto and related report thereon of independent public accounting firm, are incorporated herein by reference to Exhibit 99.1.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of H.B. Fuller Company giving pro forma effect to the Roanoke Companies Group, Inc. and Subsidiary acquisition as of and for the twelve month period ended December 3, 2005 are incorporated herein by reference to Exhibit 99.2.

(c)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Audited financial statements of Roanoke Companies Group, Inc. and Subsidiary as of and for the years ended December 31, 2005 and 2004.

99.2	Unaudited pro forma condensed consolidated financial statements of H.B. Fuller Company giving pro forma effect to the acquisition of the assets of Roanoke Companies Group, Inc. and Subsidiary as of and for the twelve month period ended December 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006	By:	/s/ Timothy J. Keenan
	Name:	Timothy J. Keenan
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Audited financial statements of Roanoke Companies Group, Inc. and Subsidiary as of and for the years ended December 31, 2005 and 2004.

99.2	Unaudited pro forma condensed consolidated financial statements of H.B. Fuller Company giving pro forma effect to the acquisition of the Roanoke Companies Group, Inc. and Subsidiary for the twelve month period ended December 3, 2005.